Exhibit 2.7

SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made effective as of June 27th, 2022, by and among Swire Pacific Offshore Holdings Limited, a limited company organized under the Laws of Bermuda (the “Company”), Tidewater Inc., a Delaware corporation (“Buyer”), and Banyan Overseas Limited, a limited company organized under the Laws of Bermuda (“Seller”).

RECITALS

WHEREAS, the Company, Buyer and Seller previously entered into that certain Share Purchase Agreement, dated as of March 9, 2022, and amended on April 22, 2022 (as amended, the “Agreement”);

WHEREAS, the Parties to the Agreement desire to further amend the Agreement as set forth in this Amendment to eliminate the Seller’s discretion to satisfy certain indemnification obligations by surrendering Buyer Warrants in lieu of a cash payment;

WHEREAS, pursuant to Section 12.2 of the Agreement, any provision of the Agreement may be amended only by a written instrument signed by each of the parties to the Agreement; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.    Section 10.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

Payments. Once a Loss is agreed to by the Indemnified Party and the Indemnifying Party, or ordered to be payable pursuant to this Article 10 in a final, non-appealable judgment of a court of competent jurisdiction (in each case, an “Ascertained Loss”), the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of the determination of such Ascertained Loss by wire transfer of immediately available funds; provided that, notwithstanding anything in this Article 10 to the contrary, Seller may satisfy its obligations under Section 10.2 by (x) wire transfer of immediately available funds, or (y) if requested by Seller and consented to by Buyer, (i) delivering to the Indemnified Party that number of Buyer Warrants equal to the quotient (rounded to the nearest whole number) of the amount of such Ascertained Loss divided by the per share closing price of the Buyer Common Stock on the date on which such Ascertained Loss is determined, or (ii) a combination of clauses (x) and (y)(i). The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations as contemplated in this Section 10.6 within such ten (10) Business Day period, any amount payable shall accrue interest from and including, as applicable, the date of agreement of the Indemnifying Party or the date such judgment becomes final and non-appealable and to but excluding the date such payment has been made at a rate per annum equal to 8%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

2.    Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.

3.    After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment, and each reference in the Seller Disclosure Schedules to the Agreement to the “Agreement” shall refer to the Agreement as amended by this Amendment.

4.     Article 12 of the Agreement shall apply to this Amendment, mutatis mutandis.

5.    This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

BUYER:

TIDEWATER INC.

By:
Name: Daniel A. Hudson
Title: Executive Vice President, General Counsel and Secretary

[Signatures continue on the following page]

Signature Page to

Second Amendment to Share Purchase Agreement

COMPANY:

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED

By:
Name:
Title:

SELLER:

BANYAN OVERSEAS LIMITED

By:
Name: Martin James Murray
Title: Director

Signature Page to

Second Amendment to Share Purchase Agreement